FORM 8-K

                           SECURITIES AND EXCHANGE COMMISSION


                                 Washington, D.C. 20549





                                     CURRENT REPORT


                         Pursuant to Section 13 or 15(d) of the
                             Securities Exchange Act of 1934



            Date of Report (Date of earliest event reported): April 28, 1996




                                   ROSE'S STORES, INC.
                 (Exact name of registrant as specified in its charter)


                                        Delaware
                     (State or other jurisdiction of incorporation)


0-631                                                               56-0382475
(Commission File Number)                     (IRS Employer Identification No.)

218 S. Garnett Street
Henderson, North Carolina                                                27536
(Address of principal executive offices)                            (Zip Code)


                                     (919) 430-2600
                  (Registrant's telephone number, including area code)
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Item 5: OTHER EVENTS

    As of April 28, 1996, the exercise price of the New Rose's Warrants issued by Rose's Stores, Inc. to holders of Common Stock interests pursuant to the Modified and Restated First Amended Joint Plan of Reorganization of Rose's Stores, Inc. has been adjusted from $14.45 to $12.01. The Registrant has mailed notice of the adjustment of exercise price to record holders of the New Rose's Warrants. A copy of the notice is attached hereto as Exhibit A.

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EXHIBIT A





April 29, 1996


TO OUR WARRANT HOLDERS:

The exercise price of the New Rose's Warrants issued by Rose's Stores, Inc. to holders of Common Stock interest pursuant to the Modified and Restated First Amended Joint Plan of Reorganization of Rose's Stores, Inc. has been adjusted from $14.45 to $12.01. This price may be adjusted in the future as provided in the New Rose's Warrant Agreement, a copy of which was filed with the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division.

If you have any questions regarding this notice, you may contact G. Templeton Blackburn, II, Vice President, General Counsel and Secretary of Rose's Stores, Inc. at Post Office Box 947, Henderson, North Carolina, 27536.

Very truly yours,

ROSE'S STORES, INC.


/s/ G. Templeton Blackburn, II
G. Templeton Blackburn, II
Vice President, General Counsel and
Secretary

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                ROSE'S STORES, INC.


Date: May 1, 1996               By:/s/ Jeanette R. Peters
                                   Jeanette R. Peters
                                   Senior Vice President
                                   Chief Financial Officer and
                                   Treasurer